Exhibit 10.1

MHI HOSPITALITY CORPORATION

2004 LONG-TERM INCENTIVE PLAN

TABLE OF CONTENTS

2004 LONG-TERM INCENTIVE PLAN			1
1.	PURPOSE		1
2.	DEFINITIONS		1
3.	ADMINISTRATION		5
	A.	Administration	5
	B.	Powers of the Committee	5
4.	ELIGIBILITY		6
	A.	Eligibility for Awards	6
	B.	Substitution Awards	6
5.	COMMON STOCK SUBJECT TO PLAN		6
	A.	Share Reserve and Limitations on Grants	6
	B.	Reversion of Shares	7
	C.	Source of Shares	7
6.	OPTIONS		7
	A.	Award	7
	B.	Exercise Price	7
	C.	Maximum Option Period	8
	D.	Maximum Value of Options which are Incentive Stock Options	8
	E.	Nontransferability	8
	F.	Vesting and Termination of Continuous Service	9
	G.	Exercise	9
	H.	Payment	10
	I.	No Repricing of Options	11
	J.	Stockholder Rights	11
	K.	Disposition	11
7.	STOCK AWARDS		11
	A.	Restricted Stock Awards	11
	(i)	Purchase Price	11
	(ii)	Consideration	11
	(iii)	Vesting	11
	(iv)	Participant’s Termination of Service or Failure of Vesting	11
	(v)	Transferability	12
	(vi)	Additional Rights	12
	B.	Deferred Shares	12
8.	PERFORMANCE SHARES AND PERFORMANCE UNITS		13
9.	CHANGES IN CAPITAL STRUCTURE		14
	A.	No Limitations of Rights	14
	B.	Changes in Capitalization	14
	C.	Merger, Consolidation or Asset Sale	14
	D.	Limitation on Adjustment	15
10.	WITHHOLDING OF TAXES		15
11.	COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES		15
	A.	General Requirements	15
	B.	Participant Representations	16

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12.	GENERAL PROVISIONS		16
	A.	Effect on Employment and Service	16
	B.	Use of Proceeds	16
	C.	Unfunded Plan	16
	D.	Further Restrictions on Transfer	16
	E.	Fractional Shares	17
	F.	Rules of Construction	17
	G.	Choice of Law	17
13.	AMENDMENT AND TERMINATION		17
14.	EFFECTIVE DATE AND DURATION OF PLAN		18

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MHI HOSPITALITY CORPORATION

2004 LONG-TERM INCENTIVE PLAN

1.	PURPOSE

The MHI Hospitality Corporation 2004 Long-Term Incentive Plan is intended to promote the best interests of MHI Hospitality Corporation and its stockholders by (i) assisting the Corporation and its Affiliates in the recruitment and retention of persons with ability and initiative committed to the growth and success of the business of the Corporation and (ii) providing an incentive to such persons to contribute to the growth and success of the Corporation’s business by linking the personal interests of Participants to those of the Corporation and its stockholders.

2.	DEFINITIONS

As used in this Plan the following definitions shall apply:

“Affiliate” shall mean, when used with respect to a specified entity, another entity that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the entity specified and any other entity in which the Corporation or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee.

“Award” means any Option, Stock Award, Performance Unit or Performance Share granted hereunder.

“Board” means the Board of Directors of the Corporation.

“Cause” means in the case where the Participant does not have an employment, consulting or similar agreement in effect with the Corporation or its Affiliate or where there is such an agreement but it does not define “cause” (or words of like import), conduct related to the Participant’s service to the Corporation or an Affiliate for which either criminal or civil penalties against the Participant may be sought, misconduct, insubordination, material violation of the Corporation’s or its Affiliate’s policies, disclosing or misusing any confidential information or material concerning the Corporation or any Affiliate or material breach of any employment, consulting agreement or similar agreement, or in the case where the Participant has an employment agreement, consulting agreement or similar agreement that defines a termination for “cause” (or words of like import), “cause” as defined in such agreement; provided, however, that with regard to any agreement that defines “cause” on the occurrence of or in connection with a change of control, such definition of “cause” shall not apply until a change of control actually occurs and then only with regard to a termination thereafter.

“Code” means the Internal Revenue Code of 1986, and any amendments thereto.

“Committee” means the Nominating, Corporate Governance and Compensation Committee of the Board acting as administrator of this Plan pursuant to Section 3 hereof. The Committee shall consist solely of three (3) or more Directors who are (i) “independent” under the Rules of the American Stock Exchange; and (ii) at such times as an Award under this Plan by the Corporation is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Awards and administration of the Awards by a committee of “outside directors” is required to receive such relief) “outside directors” within the meaning of Section 162(m) of the Code. Notwithstanding the preceding designation of the Committee and the qualifications for membership on the Committee, prior to the date that the Corporation has a class of equity securities registered under the Exchange Act, the “Committee” means the Board.

“Common Stock” means the common stock, $0.01 par value, of the Corporation.

“Consultant” means any person, other than an employee, performing consulting or advisory services for the Corporation or any Affiliate, or a director of an Affiliate.

“Continuous Service” means that the Participant’s service with the Corporation or an Affiliate, whether as an employee, Director or Consultant, is not interrupted or terminated. A Participant’s Continuous Service shall not be deemed to have been interrupted or terminated merely because of a change in the capacity in which the Participant renders service to the Corporation or an Affiliate as an employee, Consultant or Director or a change in the entity for which the Participant renders such service. The Participant’s Continuous Service shall be deemed to have terminated either upon an actual termination or upon the entity for which the Participant is performing services ceasing to be an Affiliate of the Corporation. The Committee shall determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Corporation, including sick leave, military leave or any other personal leave.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controls” and “Controlled” shall have meanings correlative thereto.

“Corporation” means MHI Hospitality Corporation, a Maryland corporation.

“Corporation Law” means the general corporation law of the jurisdiction of incorporation of the Corporation.

“Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 7(B) of this Plan.

“Deferred Shares” means an award pursuant to Section 7(B) of this Plan of the right to receive shares of Common Stock at the end of a specified Deferral Period.

“Director” means a member of the Board.

“Disability” means that a Participant covered by a Corporation- or Affiliate-funded long term disability insurance program has incurred a total disability under such insurance program and a Participant not covered by such an insurance program has suffered a permanent and total disability within the meaning of Section 22(e)(3) of the Code or any successor statute thereto.

“Eligible Person” means an employee of the Corporation or an Affiliate (including an entity that becomes an Affiliate after the adoption of this Plan), a non-employee Director or a Consultant to the Corporation or an Affiliate (including an entity that becomes an Affiliate after the adoption of this Plan). For purposes of Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, an Eligible Person means an Executive or other officer of the Corporation or an Affiliate (including an entity that becomes an Affiliate after the adoption of this Plan).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, on any given date, the current fair market value of the shares of Common Stock as determined as follows:

(i) If the Common Stock is listed on a national securities exchange or an automated quotation service, the closing price for the day of determination as quoted on such exchange or market which is the primary market or exchange for trading of the Common Stock or if no trading occurs on such date, the last day on which trading occurred, or such other appropriate date as determined by the Committee in its discretion, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and the low asked prices for the Common Stock for the day of determination; or

(iii) In the absence of an established market for the Common Stock, Fair Market Value shall be determined by the Committee in good faith relying on the advice of such valuation experts as the Committee may engage.

“Incentive Stock Option” means an Option (or portion thereof) intended to qualify for special tax treatment under Section 422 of the Code.

“Nonqualified Stock Option” means an Option (or portion thereof) which is not intended or does not for any reason qualify as an Incentive Stock Option.

“Option” means any option to purchase shares of Common Stock granted under this Plan.

“Participant” means an Eligible Person who is selected by the Committee to receive an Option, Stock Award, Performance Share or Performance Unit and is party to any Stock Option Agreement, Stock Award Agreement or Performance Agreement required by the terms of such Option, Stock Award or other Award.

“Performance Agreement” means an agreement described in Section 8(I) of this Plan. Each Performance Agreement shall be subject to the terms and conditions of this Plan and shall include such terms and conditions as the Committee shall authorize.

“Performance Objectives” means the performance objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Committee, Deferred Shares or Restricted Stock Awards. Performance Objectives may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or the Affiliate, subsidiary, division, department or function within the Corporation or Affiliate in which the Participant is employed or has responsibility. Any Performance Objectives applicable to Awards to the extent that such an Award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be limited to specified levels of or increases in the Corporation’s or a business unit’s return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, economic value added, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, sales growth, gross margin return on investment, increase in the Fair Market Value of the shares, share price (including but not limited to growth measures and total shareholder return), net operating profit, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investments (which equals net cash flow divided by total capital), internal rate of return, increase in net present value or expense targets. For Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may not adjust the formula during the Performance Period, except to make adjustments for business dispositions or acquisitions using adjustment factors that are specified in the terms of the Awards. At the discretion of the Committee, the amount paid on achievement of Performance Objectives may be less than the amount payable under the formula set forth in the grant.

“Performance Period” means a period of time established under Section 8 of this Plan within which the Performance Objectives relating to a Performance Share, Performance Unit, Deferred Share or Restricted Stock Award are to be achieved.

“Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

“Performance Unit” means a bookkeeping entry that records a unit equivalent to the market value of our common stock at the time it is awarded pursuant to Section 8 of this Plan.

“Plan” means this MHI Hospitality Corporation 2004 Long-Term Incentive Plan.

“Restricted Stock Award” means an award of Common Stock under Section 7(A) of this Plan.

“Securities Act” means the Securities Act of 1933 as amended.

“Stock Award” means a Restricted Stock Award or award of Deferred Shares.

“Stock Award Agreement” means an agreement (written or electronic) between the Corporation and a Participant setting forth the specific terms and conditions of a Stock Award granted to the Participant under Section 7 of this Plan. Each Stock Award Agreement shall be subject to the terms and conditions of this Plan and shall include such terms and conditions as the Committee shall authorize.

“Stock Option Agreement” means an agreement (written or electronic) between the Corporation and a Participant setting forth the specific terms and conditions of an Option granted to the Participant. Each Stock Option Agreement shall be subject to the terms and conditions of this Plan and shall include such terms and conditions as the Committee shall authorize.

“Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Ten Percent Owner” means any Eligible Person owning at the time an Option is granted more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of a Subsidiary. An individual shall, in accordance with Section 424(d) of the Code, be considered to own any voting stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors and lineal descendants and any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate, trust or other entity shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries.

3.	ADMINISTRATION

A. Administration. Subject at all times to the provisions of this Plan and the delegation of authority from the Board, which delegation has been made by the adoption of this Plan by the Board, the Committee shall serve as the administrator of this Plan. If permitted by the Corporation Law, and not prohibited by the articles of incorporation or the bylaws of the Corporation, the Committee may delegate a portion of its authority to administer this Plan to an officer or officers of Corporation designated by the Committee.

B. Powers of the Committee. Subject to the provisions of this Plan, and subject at all times to the terms and conditions of the delegation of authority from the Board, the Committee shall have the authority to implement, interpret and administer this Plan. Such authority shall include, without limitation, the authority:

(i) To construe and interpret all provisions of this Plan and all Stock Option Agreements, Performance Award Agreements and Stock Award Agreements under this Plan;

(ii) To determine the Fair Market Value of Common Stock;

(iii) To select the Eligible Persons to whom Awards are granted from time-to-time hereunder;

(iv) To determine the number of shares of Common Stock covered by an Option or Stock Award, whether an Option shall be an Incentive Stock Option or Nonqualified Stock Option and such other terms and conditions, not inconsistent with the terms of this Plan, of each Award. Such terms and conditions include, but are not limited to, the exercise price of an Option, purchase price of Common Stock subject to a Stock Award, the time or times when Options or Stock Awards may be exercised or Common Stock issued thereunder, the right of the Corporation to repurchase Common Stock issued pursuant to the exercise of an Option or a Stock Award and other restrictions or limitations (in addition to those contained in this Plan) on the forfeitability or transferability of Options, Stock Awards or Common Stock issued pursuant to Awards. Such terms may include conditions as shall be determined by the Committee and need not be uniform with respect to Participants;

(v) To determine, as necessary, that grants under this Plan satisfy one of the three conditions set forth in Rule 16b-3(d) of the Rules of the Exchange Act;

(vi) To amend, cancel, extend, renew, accept the surrender of, modify or accelerate the vesting of or lapse of restrictions on all or any portion of an outstanding Option or Restricted Stock Award, and to determine the time at which a Stock Award or Common Stock issued under this Plan may become transferable or nonforfeitable; and

(vii) To prescribe the form of Stock Option Agreements, Performance Award Agreements and Stock Award Agreements, to adopt policies and procedures for the exercise of Options or Stock Awards, including the satisfaction of withholding obligations; to adopt, amend, and rescind policies and procedures pertaining to the administration of this Plan, and to make all other determinations necessary or advisable for the administration of this Plan.

Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in this Plan.

4.	ELIGIBILITY

A. Eligibility for Awards. Incentive Stock Options may be granted only to employees of the Corporation or an Affiliate. Other Awards may be granted to any Eligible Person selected by the Committee.

B. Substitution Awards. The Committee may make Stock Awards and may grant Options under this Plan by assumption, substitution or replacement of performance shares, phantom shares, stock awards, stock options or similar awards granted by another entity (including an Affiliate), if such assumption, substitution or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation or similar transaction involving the Corporation (and/or its Affiliate) and such other entity (and/or its affiliate). Notwithstanding any provision of this Plan (other than the maximum number of shares of Common Stock that may be issued under this Plan), the terms of such assumed, substituted or replaced Stock Awards or Options shall be as the Committee, in its discretion, determines is appropriate.

5.	COMMON STOCK SUBJECT TO PLAN

A. Share Reserve and Limitations on Grants. Subject to adjustment as provided in Section 9 of this Plan, the maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of Options and issued pursuant to Restricted Stock Awards, Deferred Shares, Performance Units or Performance Shares is 350,000 shares of

Common Stock or Performance Units, provided that of these 350,000 shares of common stock and Performance Units, the maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of Incentive Stock Options is 150,000. The maximum number of Awards for shares of Common Stock or Performance Units that may be granted to a Participant in any one calendar year is 175,000 for each full or fractional year during such calendar year. This limitation shall be applied as of any date by taking into account the number of shares available to be made the subject of new Awards as of such date, plus the number of shares previously issued under this Plan and the number of share subject to outstanding Awards as of such date.

B. Reversion of Shares. If an Option or Stock Award is terminated, expires or becomes unexercisable, in whole or in part, for any reason, the unissued or unpurchased shares of Common Stock which were subject thereto shall become available for future grant under this Plan. Shares of Common Stock that have been actually issued under this Plan shall not be returned to the share reserve for future grants under this Plan; except that shares of Common Stock issued pursuant to a Stock Award which are repurchased or reacquired by the Corporation at the original purchase price of such shares (including, in the case shares forfeited back to the Corporation, no purchase price), shall be returned to the share reserve for future grant under this Plan. For avoidance of doubt, this Section 5(B) shall not apply to any per Participant limit set forth in Section 5(A) above.

C. Source of Shares. Common Stock issued under this Plan may be shares of authorized and unissued Common Stock or shares of previously issued Common Stock that have been reacquired by the Corporation.

6.	OPTIONS

A. Award. In accordance with the provisions of Section 4 of this Plan, the Committee will designate each Eligible Person to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such Option. The Stock Option Agreement shall specify whether the Option is an Incentive Stock Option or Nonqualified Stock Option, the vesting schedule applicable to such Option and any other terms of such Option. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option.

B. Exercise Price. The exercise price per share for Common Stock subject to an Option shall be determined by the Committee, but shall comply with the following:

(i)	The exercise price per share for Common Stock subject to a Nonqualified Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value on the date of grant.

(ii)	The exercise price per share for Common Stock subject to an Incentive Stock Option:

•	granted to a Participant who is deemed to be a Ten Percent Owner on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant.

•	granted to any other Participant, shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant.

C. Maximum Option Period. The maximum period during which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. In the case of an Incentive Stock Option that is granted to a Participant who is or is deemed to be a Ten Percent Owner on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

D. Maximum Value of Options which are Incentive Stock Options. To the extent that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options granted to any person are exercisable for the first time during any calendar year (under all stock option plans of the Corporation or any of its Subsidiaries) exceeds $100,000 (or such other amount provided in Section 422 of the Code), the Options are not Incentive Stock Options. For purposes of this section, the Fair Market Value of the Common Stock will be determined as of the time the Incentive Stock Option with respect to the Common Stock is granted. This section will be applied by taking Incentive Stock Options into account in the order in which they are granted.

E. Nontransferability. Options granted under this Plan which are intended to be Incentive Stock Options shall be nontransferable except by will or by the laws of descent and distribution, and, during the lifetime of the Participant, such Incentive Stock Option shall be exercisable by only the Participant to whom the Incentive Stock Option is granted. If the Stock Option Agreement so provides or the Committee so approves, a Nonqualified Stock Option may be transferred by a Participant through a gift or domestic relations order to the Participant’s family members to the extent in compliance with applicable law including, without limitation, applicable securities laws. The holder of a Nonqualified Stock Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided that unless the Committee approves a subsequent transfer, such Option shall be nontransferable by the initial transferee of such Option except by will or by the laws of descent and distribution. Except to the extent transferability of a Nonqualified Stock Option is provided for in the Stock Option Agreement or is approved by the Committee, during the lifetime of the Participant to whom the Nonqualified Stock Option is granted, such Option may be exercised only by the Participant. No Participant shall hypothecate, or grant a security interest in, any Option granted under this Plan to the Participant, and no right or interest of a Participant in any such Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

F. Vesting and Termination of Continuous Service. Except as otherwise provided in a Stock Option Agreement and consented to by the Committee, the following rules shall apply:

(i) Options will vest as provided in the Stock Option Agreement. An Option will be exercisable only to the extent that it is vested on the date of exercise. Vesting of an Option will cease on the date of the Participant’s termination of Continuous Service and the Option will be exercisable only to the extent the Option has vested on the date of termination of Continuous Service.

(ii) If the Participant’s termination of Continuous Service is for reason of death or Disability, the right to exercise the Option (to the extent vested) will expire on the earlier of (a) one (1) year after the date of the Participant’s termination of Continuous Service, or (b) the expiration date under the terms of the Stock Option Agreement. Until the expiration date, the Participant or, in the event of the Participant’s death (including death after termination of Continuous Service but before the right to exercise the Option expires) Participant’s heirs, legatees or legal representative may exercise the Option, except to the extent the Option was previously transferred pursuant to Section 6(E) of this Plan.

(iii) If the Participant’s termination of Continuous Service is an involuntary termination without Cause or a voluntary termination (other than a voluntary termination described in Section 6(F)(iv)) below), the right to exercise the Option (to the extent that it is vested) will expire on the earlier of (a) three months (3) after the date of the Participant’s termination of Continuous Service, or (b) the expiration date under the terms of the Stock Option Agreement. If the Participant’s termination of Continuous Service is an involuntary termination without Cause or a voluntary termination (other than a voluntary termination described in Section 6(F)(iv) below) and the Participant dies after his or her termination of Continuous Service but before the right to exercise the Option has expired, the right to exercise the Option (to the extent vested) shall expire on the earlier of (c) one (1) year after the date of the Participant’s termination of Continuous Service or (d) the date the Option expires under the terms of the Stock Option Agreement, and, until expiration, the Participant’s heirs, legatees or legal representative may exercise the Option, except to the extent the Option was previously transferred pursuant to Section 6(E) of this Plan.

(iv) If the Participant’s termination of Continuous Service is for Cause or is a voluntary termination at any time after an event which would be grounds for termination of the Participant’s Continuous Service for Cause, the right to exercise the Option shall expire as of the date of the Participant’s termination of Continuous Service.

G. Exercise. An Option, if exercisable, shall be exercised by completion, execution and delivery of notice (written or electronic) to the Corporation of the Option which states (i) the Option holder’s intent to exercise the Option, (ii) the number of shares of Common Stock with respect to which the Option is being exercised, (iii) such other representations and agreements as may be required by the Corporation and (iv) the method for satisfying any applicable tax withholding as provided in Section 10 of this Plan. Such notice of exercise shall be provided on such form or by such method as the Committee may designate, and payment of the exercise price shall be made in accordance with Section 6(H) of this Plan. Subject to the provisions of this Plan and the applicable Stock Option Agreement, an Option may be exercised to the extent vested in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Stock Option Agreement with respect to the remaining shares subject to the Option. At the discretion of the Committee, any Option relating only to fractional shares of Common Stock shall be deemed terminated and forfeited by the Participant, shall be null and void and shall not be exercised with respect to such fractional shares, and no further consideration shall be payable or issuable on account of such Option including, without limitation, cash.

H. Payment. Unless otherwise provided by the Stock Option Agreement, payment of the exercise price for an Option shall be made in cash or a cash equivalent acceptable to the Committee. With the consent of and in accordance with such conditions as required by the Committee including, without limitation, subjecting such exercise to applicable withholding deductions, payment of all or part of the exercise price of an Option may also be made (a) by surrendering shares of Common Stock to the Corporation, or (b) if the Common Stock is traded on an established securities market, the Committee may approve payment of the exercise price by a broker-dealer or by the Option holder with cash advanced by the broker-dealer if the exercise notice is accompanied by the Option holder’s written irrevocable instructions to deliver the Common Stock acquired upon exercise of the Option to the broker-dealer.

(i) If Common Stock is used to pay all or part of the exercise price, the sum of the cash or cash equivalent and the Fair Market Value (determined as of the date of exercise) of the shares surrendered must not be less than the exercise price of the shares for which the Option is being exercised.

(ii) On or after the date any Option other than an Incentive Stock Option is granted, the Committee may determine that payment of the exercise price may also be made in whole or part in the form of Restricted Stock or other Common Stock that is subject to a risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee, whenever the exercise price is paid in whole or in part in accordance with this Section 6(H)(ii), the Stock received by the Participant upon such exercise shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Participant, provided that such risks of forfeiture and restrictions on transfer shall apply only to the same number of shares received by the Participant as applied to the forfeitable or restricted shares surrendered by the Participant.

(iii) On or after the date any Option is granted, the Committee may provide for the automatic grant to the Participant of a reload Option in the event that the Participant surrenders shares in satisfaction of the exercise price upon the exercise of an Option as authorized under this Section 6(H). Each reload Option shall pertain to a number of shares equal to the number of shares utilized by the Participant to exercise the original Option, shall have an exercise price equal to Fair Market value on the date that the reload Option is granted and shall expire on the stated exercise date of the original Option.

I. No Repricing of Options. The Committee may not without the approval of the stockholders of the Corporation lower the exercise price of an outstanding Option, whether by amending the exercise price of the outstanding Option or through cancellation of the outstanding Option and reissuance of a replacement or substitute Option; provided that stockholder approval shall not be required for adjustments made in connection with a capitalization event described in Section 9(B) in order to prevent enlargement, dilution or diminishment of rights.

J. Stockholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to an Option until the date of exercise of such Option and the certificate for shares of Common Stock to be received on exercise of such Option has been issued by the Corporation.

K. Disposition. A Participant shall notify the Corporation of any sale or other disposition of Common Stock acquired pursuant to an Incentive Stock Option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Corporation.

7.	STOCK AWARDS

A. Restricted Stock Awards. Each Stock Award Agreement for a Restricted Stock Award shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of the Stock Award Agreements for Restricted Stock Awards may change from time to time, and the terms and conditions of separate Restricted Stock Awards need not be identical, but each Restricted Stock Award shall include (through incorporation of the provisions hereof by references in the agreement or otherwise) the substance of each of the following provisions.

(i) Purchase Price. The Committee may establish a purchase price for Common Stock subject to a Restricted Stock Award.

(ii) Consideration. The purchase price, if any, of Common Stock acquired pursuant to the Restricted Stock Award shall be paid either: (a) in cash at the time of purchase, or (b) in any other form of legal consideration that may be acceptable to the Committee in its discretion.

(iii) Vesting. Shares of Common Stock acquired under a Restricted Stock Award may, but need not, be subject to a share repurchase option in favor of the Corporation in accordance with a vesting schedule to be determined by the Committee. Any grant or the vesting thereon may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 8 of this Plan regarding Performance Shares and Performance Units.

(iv) Participant’s Termination of Service or Failure of Vesting. In the event of a Participant’s termination of Continuous Service before vesting or other failure of the Common Stock to vest, then, unless otherwise provided in the Stock Award Agreement, the Participant shall forfeit shares of Common Stock held by a Participant under the terms of a Restricted Stock Award which have not vested and for which no purchase price was paid by the Participant and the Corporation may repurchase or otherwise reacquire (including by way of forfeiture by the Participant) any or all of the shares of Common Stock held by the Participant which have not vested under the terms of the Stock Award Agreement for such Restricted Stock Award and for which a purchase price was paid by the Participant at such purchase price.

(v) Transferability. Rights to acquire shares of Common Stock under a Restricted Stock Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Award Agreement for such Restricted Stock Award, as the Committee shall determine in its discretion, so long as Common Stock granted under the Restricted Stock Award remains subject to the terms of the Stock Award Agreement.

(vi) Additional Rights. Any grant may require that any or all dividends or other distributions paid on the shares acquired under a Restricted Stock Award during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional shares of Common Stock which may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee shall determine. Unless provided otherwise in the Stock Award Agreement, Participants holding shares of Common Stock subject to restrictions under a Stock Award Agreement may exercise full voting rights with respect to the shares.

B. Deferred Shares. The Committee may authorize grants of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

(i) Each grant shall constitute the agreement by the Corporation to issue or transfer shares of Common Stock to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

(ii) Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the date of grant.

(iii) Each grant shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the date of grant, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Corporation or other similar transaction or event.

(iv) During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such shares, but the Committee may on or after the date of grant, authorize the payment of dividend or other distribution equivalents on such shares in cash or additional shares on a current, deferred or contingent basis.

(v) Any grant of the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 8 of this Plan regarding Performance Shares and Performance Units.

(vi) Each grant shall be evidenced by an agreement delivered to and accepted by the Participant and containing such terms and provisions as the Committee may determine consistent with this Plan.

8.	PERFORMANCE SHARES AND PERFORMANCE UNITS.

The Committee may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

A. Each grant shall specify the number of Performance Shares or Performance Units to which it pertains.

B. The Performance Period with respect to each Performance Share or Performance Unit shall commence on the date established by the Committee and may be subject to earlier termination in the event of a change in control of the Corporation.

C. Each grant shall specify the Performance Objectives that are to be achieved by the Participant.

D. Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

E. Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Corporation in cash, shares of Common Stock or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

F. Any grant of Performance Shares or Performance Units may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the date of grant.

G. Any grant of Performance Shares may provide for the payment to the Participant of dividend or other distribution equivalents thereon in cash or additional shares of Common Stock on a current, deferred or contingent basis.

H. In the case of Awards intended to qualify as performance-based compensation for purposes of Code section 162(m), the Committee may not adjust the formula during the Performance Period, except to make adjustments for business dispositions or acquisitions, using adjustment factors that are specified in the terms of the Award. At the discretion of the Committee, the amount paid on the achievement of Performance Objectives may be less than the amount payable under the formula set forth in the grant.

I. Each grant shall be evidenced by an agreement that shall be delivered to and accepted by the Participant, which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.

9.	CHANGES IN CAPITAL STRUCTURE

A. No Limitations of Rights. The existence of outstanding Options or Stock Awards shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

B. Changes in Capitalization. If the Corporation shall effect (i) any stock dividend, stock split, subdivision or consolidation of shares, recapitalization or other capital readjustment, (ii) any merger consolidation, separation of the Corporation (including a spin-off or split-up), reorganization, partial or complete liquidation or other distribution of assets (other than ordinary dividends or distributions) without receiving consideration therefore in money, services or property, or (iii) any other corporate transaction having a similar effect, then (iv) the number, class, and per share price or base amount of shares of Common Stock subject to outstanding Options and Stock Awards shall be equitably adjusted by the Committee as it in good faith determines is required in order to prevent enlargement, dilution, or diminishment of rights, (v) the number and class of shares of Common Stock then reserved for issuance under this Plan and the maximum number of shares for which Awards may be granted to a Participant during a specified time period shall be adjusted as the Committee deems appropriate to reflect such transaction, and (vi) the Committee shall make such modifications to the Performance Objectives for each outstanding Award as the Committee determines are appropriate in accordance with Section 2, “Performance Objectives.” The conversion of convertible securities of the Corporation shall not be treated as effected “without receiving consideration.” The Committee shall make such adjustments, and its determinations shall be final, binding and conclusive.

C. Merger, Consolidation or Asset Sale. If the Corporation is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another entity while Options or Stock Awards remain outstanding under this Plan, unless provisions are made in connection with such transaction for the continuance of this Plan and/or the assumption or substitution of such Options or Stock Awards with new options or stock awards covering the stock of the successor entity, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding Options and Stock Awards which have not been continued, assumed or for which a substituted award has not been granted shall, become-exercisable immediately prior to and terminate immediately as of the effective date of any such merger, consolidation or sale.

D. Limitation on Adjustment. Except as previously expressly provided, neither the issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, nor the increase or decrease of the number of authorized shares of stock, nor the addition or deletion of classes of stock, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding Options or Stock Awards.

10.	WITHHOLDING OF TAXES

J. The Corporation or an Affiliate shall have the right, before any certificate for any Common Stock is delivered, to deduct or withhold from any payment owed to a Participant any amount that is necessary in order to satisfy any withholding requirement that the Corporation or Affiliate in good faith believes is imposed upon it in connection with Federal, state, or local taxes, including transfer taxes, as a result of the issuance of, lapse of restrictions on, or any other income or tax event with respect to, such Common Stock, or otherwise require such Participant to make provision for payment of any such withholding amount. Subject to such conditions as may be established by the Committee, the Committee may permit a Participant to (i) have Common Stock otherwise issuable under an Option or Stock Award withheld to the extent necessary to comply with minimum statutory withholding rate requirements for supplemental income, (ii) tender back to the Corporation shares of Common Stock received pursuant to an Option or Stock Award to the extent necessary to comply with minimum statutory withholding rate requirements for supplemental income, (iii) deliver to the Corporation previously acquired Common Stock, (iv) have funds withheld from payments of wages, salary or other cash compensation due the Participant, or (v) pay the Corporation or its Affiliate in cash, in order to satisfy part or all of the obligations for any taxes required to be withheld or otherwise deducted and paid by the Corporation or its Affiliate with respect to the Option, Stock Award, Performance Share or Performance Unit.

11.	COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

A. General Requirements. No Option or Stock Award shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Corporation is a party, and the rules of all domestic stock exchanges or quotation systems on which the Corporation’s shares may be listed. The Corporation shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted or for which an Option or Stock Award is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option or Stock Award shall be exercisable, no Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Corporation has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

B. Participant Representations. The Committee may require that a Participant, as a condition to receipt or exercise of a particular award, execute and deliver to the Corporation a written statement, in form satisfactory to the Committee, in which the Participant represents and warrants that the shares are being acquired for such person’s own account, for investment only and not with a view to the resale or distribution thereof. The Participant shall, at the request of the Committee, be required to represent and warrant in writing that any subsequent resale or distribution of shares of Common Stock by the Participant shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act of 1933, which registration statement has become effective and is current with regard to the shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act of 1933, but in claiming such exemption the Participant shall, prior to any offer of sale or sale of such shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Corporation, as to the application of such exemption thereto.

12.	GENERAL PROVISIONS

A. Effect on Employment and Service. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall (i) confer upon any individual any right to continue in the employ or service of the Corporation or an Affiliate, (ii) in any way affect any right and power of the Corporation or an Affiliate to change an individual’s duties or terminate the employment or service of any individual at any time with or without assigning a reason therefor, or (iii) except to the extent the Committee grants an Option or Stock Award to such individual, confer on any individual the right to participate in the benefits of this Plan.

B. Use of Proceeds. The proceeds received by the Corporation from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

C. Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Corporation shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Corporation to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Corporation shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Corporation,

D. Further Restrictions on Transfer. Any Award made under this Plan may expressly provide that all or any part of the shares of Common Stock that are: (i) to be issued or transferred by the Corporation upon the exercise of an Option, upon termination of the Deferral Period applicable to Deferred Shares, or upon payment under any grant of Performance Shares or Performance Units, or (ii) no longer subject to a substantial risk of forfeiture and restrictions on transfer referred to in Section 7(A) of this Plan, shall be subject to further restrictions on transfer.

E. Fractional Shares. The Corporation shall not be required to issue fractional shares pursuant to this Plan. The Committee may provide for elimination of fractional shares or the settlement of such fraction shares in cash.

F. Rules of Construction. Headings are given to the Sections of this Plan solely as a convenience to facilitate reference, and shall not be used in interpreting, construing or enforcing any provision hereof. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law. To the extent that any provision of this Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of this Plan.

G. Choice of Law. The Plan and all Stock Option Agreements and Stock Award Agreements entered into under this Plan (except to the extent that any such Stock Option Agreement or Stock Award Agreement otherwise provides) shall be governed by and interpreted under the laws of the jurisdiction of incorporation of the Corporation excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the laws of the jurisdiction of incorporation of the Corporation.

13.	AMENDMENT AND TERMINATION

The Board may amend or terminate this Plan from time to time; provided, however, that with respect to any amendment that (i) increases the aggregate number of shares of Common Stock that may be issued under this Plan, (ii) changes the class of employees eligible to receive Incentive Stock Options or (iii) stockholder approval is required by the terms of any applicable law, regulation, or rule, including, without limitation, any rule of the American Stock Exchange, or any national securities exchange on which the Common Stock is publicly traded, each such amendment shall be subject to the approval of the stockholders of the Corporation within twelve (12) months of the date such amendment is adopted by the Board. Except as specifically permitted by a provision of this Plan (other than Section 3(B)), the Stock Option Agreement or Stock Award Agreement or as required to comply with applicable law, regulation or rule, no amendment to this Plan or a Stock Option Agreement or Stock Award Agreement shall, without a Participant’s consent, adversely affect any rights of such Participant under any Option or Stock Award outstanding at the time such amendment is made; provided, however, that an amendment that may cause an Incentive Stock Option to become a Nonqualified Stock Option, and any amendment that is required to comply with the rules applicable to Incentive Stock Options, shall not be treated as adversely affecting the rights of the Participant.

14.	EFFECTIVE DATE AND DURATION OF PLAN

A. The Plan became effective upon adoption by the Board, subject to approval within twelve (12) months by the stockholders holding a majority of the shares entitled to vote thereon. Unless and until the plan has been approved by the stockholders of the Corporation, no Option or Stock Award may be exercised, and no shares of Common Stock may be issued under this Plan. In the event that the stockholders of the Corporation shall not approve this Plan within such twelve (12) month period, this Plan and any previously granted Option or Stock Award shall terminate.

B. Unless previously terminated, this Plan will terminate ten (10) years after the earlier of (i) the date this Plan is adopted by the Board, or (ii) the date this Plan is approved by the stockholders, except that Options and Stock Awards that are granted under this Plan prior to its termination will continue to be administered under the terms of this Plan until the Options and Stock Awards terminate or are exercised.

Certificate of Secretary

I, the undersigned secretary of MHI Hospitality Corporation (the “Corporation”), do hereby certify that the attached copy of the MHI Hospitality Corporation 2004 Long-Term Incentive Plan was adopted by the Board of Directors of the Corporation on                     , 2004 and approved by the stockholders of the Corporation on                     , 2004.

Secretary	Date